PRESS RELEASE
Contact Whitestone REIT:
David K. Holeman, Chief Financial Officer
(713) 435 2227 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012

2012 Highlights

•	33% Year-Over-Year Increase in Annual Revenues.

•	34% Year-Over-Year Increase in Annual Property Net Operating Income.

•	35% Year-Over Year Increase in Annual FFO-Core. FFO-Core Per Share of $0.90 up from $0.89 in 2011.

•	Acquired Five Community Centers and One Land Parcel for Aggregate Purchase Price of $107.6 Million

•	Gross real estate assets increased 40% from prior year end

•	Net income of $50,000 for 2012, or $2.2 million excluding one-time expense of $2.2 million.

Houston, Texas, March 12, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the fourth quarter and year ended December 31, 2012.

James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer stated, “For the third consecutive year, the pace of growth for Whitestone accelerated as we acquired five additional Community Centered Property properties for an aggregate purchase price of $107.6 million in 2012. Furthermore, we again delivered on our internal growth initiatives of adding tenants to increase occupancy rates while executing on select redevelopments to increase the value our assets. We continue to benefit from our commitment to our small space business model, which is helping drive improvement in our leasing efforts and margins. As we look to 2013 with a strengthened balance sheet and additional financial flexibility, we expect to add additional accretive acquisitions from our deep and growing pipeline of off-market opportunities in high growth markets.”

 Highlights: Fourth Quarter 2012 Compared to Fourth Quarter 2011

During the year ended December 31, 2012, the Company deployed approximately $107.6 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets, including $84.9 million in acquisitions that were completed between September and year-end, which contributed only partially to 2012 results.

The Company's fourth quarter results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and operating partnership ("OP") unit, related to the disposition of the Chief Executive Officer 's former residence in Cleveland, Ohio, which had been on the market for more than five years.

•	Total revenues for the fourth quarter of 2012 were $13.5 million, an increase of $3.5 million, or 35% from the fourth quarter of 2011.

•
FFO-Core for the fourth quarter 2012 increased 26%, or approximately $0.8 million, to $3.9 million as compared to $3.1 million in the fourth quarter of 2011. FFO-Core per diluted common share and OP unit was $0.22, as compared to $0.25 per diluted common share and OP unit for the same period in 2011. FFO-Core in the fourth quarter 2012 included non-cash share based compensation related to the vesting of 2009 restricted share grants of $0.3 million or $0.02 per diluted common share and OP unit. FFO-Core excludes acquisition expenses of $698,000 and $339,000 in 2012 and 2011, respectively, and executive relocation expense of $2.2 million in 2012.

•
FFO for the fourth quarter 2012 was $1.5 million, or $0.09 per diluted common share and OP unit, as compared to $2.8 million or $0.22 per diluted common share and OP unit for the fourth quarter 2011. The expense recognized related to the relocation agreement with the Company's Chief Executive Officer included in FFO for the fourth quarter 2012 was $2.2 million, or ($0.12) per diluted common share and OP unit.

•
Property net operating income (“NOI”) increased 31% to $8.4 million for the fourth quarter 2012 as compared to $6.4 million for the same period in 2011. The increase of $2.0 million is primarily attributable to new acquisitions.

•
Net loss attributable to Whitestone REIT was $1.3 million, or ($0.08) per diluted common share for the fourth quarter 2012, compared to $556,000 or $0.05 per diluted common share for the same period in 2011. Excluding the $2.2 million one-time executive relocation charge discussed above, net income attributable to Whitestone REIT would have been $800,000 or $0.05 per diluted common share for the fourth quarter of 2012.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2013, to be paid in three equal installments of $0.095 in January, February and March 2013. The distribution rate has remained the same since the distribution paid on July 8, 2010. In March 2013, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in April, May and June 2013.

Highlights: 2012 Compared to 2011

The Company's annual results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.15) per fully diluted share and operating partnership ("OP") unit, respectively, related to the disposition of the Chief Executive Officer 's former residence in Cleveland, Ohio, which had been on the market for more than five years.

•	Total revenues for 2012 were $46.6 million, an increase of $11.7 million, or 34% from 2011.

•
FFO-Core increased 35%, or approximately $3.4 million, to $13.0 million for 2012 as compared to $9.6 million in 2011. FFO-Core per diluted common share and OP unit was $0.90 for 2012, as compared to $0.89 per diluted common share and OP unit for 2011. FFO-Core excludes acquisition expenses of $698,000 and $666,000 in 2012 and 2011, respectively, legal recoveries and expenses of $131,000 and $254,000 in 2012 and 2011, respectively, and executive relocation expense of $2.2 million in 2012.

•
Whitestone's FFO was $10.3 million, or $0.71 per diluted common share and OP unit for 2012, as compared to $8.7 million, or $0.81 per diluted common share and OP unit, for 2011. FFO includes the $2.2 million executive relocation expense.

•	Property NOI increased 34% to $28.9 million in 2012, as compared to $21.6 million for 2011. The increase of $7.3 million is primarily attributable to new acquisitions.

•
Net income attributable to Whitestone was $50,000, or $0.00 per diluted common share for 2012, as compared to $1.1 million, or $0.12 per diluted common share, for 2011. Excluding the $2.2 million charge for the disposition of our Chief Executive Officer's former residence, net income attributable to Whitestone REIT would have been $2.2 million or $0.15 per diluted common share for 2012.

2012 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate was 87% as of December 31, 2012 and December 31, 2011. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant retenanting and recent acquisitions, increased to 85% as of December 31, 2012 from 84% as of December 31, 2011.

The Company signed new and renewal leases representing 685,000 square feet during 2012 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. Leasing activity increased from the prior year as represented by:

•	An increase of 9% in total lease value of new and renewal leases signed: $35.2 million in 2012 versus $32.3 million in 2011; and

•	An increase of 4% in the number of new and renewal leases signed: 323 in 2012 versus 312 in 2011.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2012, Whitestone owned 51 Community Centered PropertiesTM with approximately 4.3 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2012, provided a 55% premium rental rate compared to Whitestone's larger space tenants. As of December 31, 2012 the Company serviced 1,066 tenants throughout its portfolio.  No single tenant accounted for more than 1.2% of the Company's annualized base rental revenues as of December 31, 2012.

Balance Sheet

Undepreciated real estate assets increased 40% to $409.7 million as of December 31, 2012 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 43% as of December 31, 2012 as compared to 45% as of December 31, 2011.

Whitestone had 24 properties unencumbered by mortgage debt as of December 31, 2012, with an undepreciated cost basis of $206.8 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $409.6 million and $292.4 million, respectively as of December 31, 2012 and 2011. As of December 31, 2012, $97.9 million, or approximately 51%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter was 4.7%.

Subsequent Events

On February 4, 2013, Whitestone, through its operating partnership, closed on an amended and restated credit facility that amended its existing $125 million unsecured revolving credit facility. The amended and restated credit facility increases the borrowing capacity by $50 million to $175 million, adds an accordion feature that will allow borrowing capacity under the facility to further increase to a total of $225 million, reduces the interest rate by approximately 1% (LIBOR plus a margin of 1.75% - 2.50% based on overall corporate leverage), and extends the term by two years to February 3, 2017.

On March 8, 2013 we entered into an interest rate swap, with a January 7, 2014 start date, that fixes the LIBOR portion of our $50 million term loan under the credit facility at 0.84%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Tuesday, March 12, 2013 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-877-741-4239 for domestic participants or 1-719-325-4744 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through March 26, 2013, by dialing 1-877-870-5176 for domestic participants or 1-858-384-5517 for international participants and entering the pass code 4423137. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,100 tenants comprised less than 1.2% of its annualized base rental revenues as of December 31, 2012. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO-Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, extraordinary non-recurring expenses, such as those incurred in connection with the relocation agreement entered into with the Company's Chief Executive Officer, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2012	2011
ASSETS
Real estate assets, at cost
Property	$409,669	$292,360
Accumulated depreciation	(53,920)	(45,472)
Total real estate assets	355,749	246,888
Cash and cash equivalents	6,544	5,695
Marketable securities	1,403	5,131
Escrows and acquisition deposits	6,672	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	7,947	6,053
Related party receivable	652	—
Unamortized lease commissions and loan costs	4,160	3,755
Prepaid expenses and other assets	2,244	975
Total assets	$385,371	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$190,608	$127,890
Accounts payable and accrued expenses	13,824	9,017
Tenants' security deposits	3,024	2,232
Dividends and distributions payable	5,028	3,647
Total liabilities	212,484	142,786
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2012 and December 31, 2011	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 16,943,098 and 11,437,855 issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	16	10
Additional paid-in capital	224,237	158,127
Accumulated other comprehensive loss	(392)	(1,119)
Accumulated deficit	(57,830)	(41,060)
Total Whitestone REIT shareholders' equity	166,031	115,958
Noncontrolling interest in subsidiary	6,856	14,749
Total equity	172,887	130,707
Total liabilities and equity	$385,371	$273,493

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2012	2011	2010
Property revenues
Rental revenues	$36,131	$27,814	$25,901
Other revenues	10,423	7,101	5,632
Total property revenues	46,554	34,915	31,533

Property expenses
Property operation and maintenance	11,255	8,659	8,358
Real estate taxes	6,384	4,668	3,925
Total property expenses	17,639	13,327	12,283

Other expenses (income)
General and administrative	7,616	6,648	4,992
Depreciation and amortization	10,229	7,749	6,805
Executive relocation expense	2,177	—	—
Involuntary conversion	—	—	(558)
Interest expense	8,732	6,344	6,040
Interest, dividend and other investment income	(290)	(460)	(28)
Total other expense	28,464	20,281	17,251

Income before loss on sale or disposal of assets and income taxes	451	1,307	1,999

Provision for income taxes	(286)	(225)	(264)
Loss on sale or disposal of assets	(112)	(146)	(160)
Income before gain on sale of property	53	936	1,575

Gain on sale of property	—	397	—

Net income	53	1,333	1,575

Less: Net income attributable to noncontrolling interests	3	210	470

Net income attributable to Whitestone REIT	$50	$1,123	$1,105

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2012	2011	2010
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.00	$0.12	$0.27

Weighted average number of common shares outstanding:
Basic	13,496	9,028	4,012
Diluted	13,613	9,042	4,041

Distributions declared per common share / OP unit	$1.1400	$1.1400	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$53	$1,333	$1,575

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	1	—	—
Unrealized gain (loss) on available-for-sale marketable securities	920	(1,329)	—

Comprehensive income	974	4	1,575

Less: Comprehensive income attributable to noncontrolling interests	57	1	470

Comprehensive income attributable to Whitestone REIT	$917	$3	$1,105

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$10,488	$7,352	$36,131	$27,814
Other revenues	3,035	2,616	10,423	7,101
Total property revenues	13,523	9,968	46,554	34,915

Property expenses
Property operation and maintenance	3,175	2,331	11,255	8,659
Real estate taxes	1,942	1,278	6,384	4,668
Total property expenses	5,117	3,609	17,639	13,327

Other expenses (income)
General and administrative	2,224	1,911	7,616	6,648
Depreciation and amortization	2,973	2,048	10,229	7,749
Executive relocation expense	2,177	—	2,177	—
Involuntary conversion	—	—	—	—
Interest expense	2,408	1,642	8,732	6,344
Interest, dividend and other investment income	(16)	(81)	(290)	(460)
Total other expense	9,766	5,520	28,464	20,281

Income (loss) before gain (loss) on sale or disposal of assets and income taxes	(1,360)	839	451	1,307

Provision for income taxes	(74)	(60)	(286)	(225)
Loss on sale or disposal of assets	(7)	(129)	(112)	(146)
Income (loss) before gain on sale of property	(1,441)	650	53	936

Gain on sale of property	—	—	—	397

Net income (loss)	(1,441)	650	53	1,333

Less: Net income (loss) attributable to noncontrolling interests	(61)	94	3	210

Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Basic and Diluted Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.08)	$0.05	$0.00	$0.12

Weighted average number of common shares outstanding:
Basic	16,733	11,232	13,496	9,028
Diluted	16,733	11,244	13,613	9,042

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income (loss)

Net income (loss)	$(1,441)	$650	$53	$1,333

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	10	—	1	—
Unrealized gain (loss) on available-for-sale marketable securities	29	552	920	(1,329)

Comprehensive income (loss)	(1,402)	1,202	974	4

Less: Comprehensive income (loss) attributable to noncontrolling interests	(59)	131	57	1

Comprehensive income (loss) attributable to Whitestone REIT	$(1,343)	$1,071	$917	$3

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income	$53	$1,333	$1,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,229	7,749	6,805
Amortization of deferred loan costs	1,426	616	420
Amortization of notes payable discount	317	—	—
Gain on sale of marketable securities	(110)	(192)	—
Loss (gain) on sale or disposal of assets and properties	112	(251)	160
Bad debt expense	1,004	615	536
Share-based compensation	725	310	297
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,104)	(519)	3,840
Accrued rent and accounts receivable	(2,930)	(1,939)	(748)
Related party receivable	(652)	—	—
Unamortized lease commissions	(994)	(995)	(783)
Prepaid expenses and other assets	(525)	296	446
Accounts payable and accrued expenses	2,875	993	(2,319)
Tenants' security deposits	792	436	166
Net cash provided by operating activities	11,218	8,452	10,395
Cash flows from investing activities:
Acquisitions of real estate	(98,350)	(65,910)	(8,625)
Additions to real estate	(10,815)	(7,568)	(4,143)
Proceeds from sale of property	—	1,567	—
Investments in marketable securities	(750)	(13,520)	—
Proceeds from sales of marketable securities	5,508	7,252	—
Net cash used in investing activities	(104,407)	(78,179)	(12,768)
Cash flows from financing activities:
Distributions paid to common shareholders	(15,324)	(10,045)	(5,158)
Distributions paid to OP unit holders	(1,004)	(1,974)	(2,249)
Proceeds from issuance of common shares, net of offering costs	58,679	59,683	22,970
Payments of exchange offer costs	(479)	—	—
Proceeds from revolving credit facility, net	58,000	11,000	—
Proceeds from notes payable	—	2,905	1,430
Repayments of notes payable	(4,146)	(3,128)	(2,957)
Payments of loan origination costs	(1,688)	(610)	(98)
Repurchase of common stock	—	—	(249)
Net cash provided by financing activities	94,038	57,831	13,689
Net increase (decrease) in cash and cash equivalents	849	(11,896)	11,316
Cash and cash equivalents at beginning of period	5,695	17,591	6,275
Cash and cash equivalents at end of period	$6,544	$5,695	$17,591

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,137	$5,719	$5,621
Cash paid for taxes	$326	$215	$262
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$—	$238	$598
Financed insurance premiums	$856	$649	$616
Value of shares issued under dividend reinvestment plan	$90	$6	$—
Acquired interest rate swap	$1,901	$—	$—
Debt discount on acquired note payable	$(1,329)	$—	$—
Value of common shares exchanged for OP units	$7,272	$4,972	$—
Change in fair value of available-for-sale securities	$920	$(1,329)	$—
Change in fair value of cash flow hedge	$1	$—	$—
Debt assumed with acquisitions of real estate	$9,166	$15,425	$—
Change in par value of common shares	$—	$—	$7
Reclassification of dividend reinvestment shares with rescission rights	$—	$—	$606

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, expect per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011	2010
FFO AND FFO-CORE
Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123	$1,105
Depreciation and amortization of real estate assets	2,948	2,015	10,108	7,625	6,697
(Gain) Loss on disposal of assets	7	129	112	(251)	160
Net income (loss) attributable to noncontrolling interests	(61)	94	3	210	470
FFO	1,514	2,794	10,273	8,707	8,432

Acquisition costs	166	339	$698	$666	$46
Relocation arrangement	2,177	—	2,177	—	—
Gain on insurance claim settlement	—	—	—	—	(558)
Legal settlement	—	—	(131)	254	—
FFO-Core	$3,857	$3,133	$13,017	$9,627	$7,920

FFO PER SHARE AND OP UNIT:
Numerator:
FFO	$1,514	$2,794	$10,273	$8,707	$8,432
Distributions paid on unvested restricted common shares	(11)	(4)	(22)	(17)	(27)
FFO excluding amounts attributable to unvested restricted common shares	$1,503	$2,790	$10,251	$8,690	$8,405
FFO-Core excluding amounts attributable to unvested restricted common shares	$3,846	$3,129	$12,995	$9,610	$7,893

Denominator:
Weighted average number of total common shares - basic	16,733	11,232	13,496	9,028	4,012
Weighted average number of total noncontrolling OP units - basic	735	1,381	848	1,705	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	17,468	12,613	14,344	10,733	5,827

Effect of dilutive securities:
Unvested restricted shares	121	12	117	14	29
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,589	12,625	14,461	10,747	5,856

FFO per common share and OP unit - basic	$0.09	$0.22	$0.71	$0.81	$1.44
FFO per common share and OP unit - diluted	$0.09	$0.22	$0.71	$0.81	$1.44

FFO-Core per common share and OP unit - basic	$0.22	$0.25	$0.91	$0.90	$1.35
FFO-Core per common share and OP unit - diluted	$0.22	$0.25	$0.90	$0.89	$1.35

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011	2011
PROPERTY NET OPERATING INCOME

Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123	$1,105
General and administrative expenses	2,224	1,911	7,616	6,648	4,992
Depreciation and amortization	2,973	2,048	10,229	7,749	6,805
Involuntary conversion	—	—	—	—	(558)
Executive relocation expense	2,177	—	2,177	—	—
Interest expense	2,408	1,642	8,732	6,344	6,040
Interest, dividend and other investment income	(16)	(81)	(290)	(460)	(28)
Provision for income taxes	74	60	286	225	264
Loss on disposal of assets	7	129	112	146	160
Gain on sale of property	—	—	—	(397)	—
Net income (loss) attributable to noncontrolling interests	(61)	94	3	210	470
NOI	$8,406	$6,359	$28,915	$21,588	$19,250